Exhibit 99.1

Citi Trends Announces Election of Ken Seipel as Chairman of the Board and Refresh of Board of Directors

Announces Retirement of Peter Sachse and Jonathan Duskin

Announces Appointment of Wesley Calvert and Pamela Edwards to the Board

Company Enters Into Amended and Restated Cooperation Agreement with Fund 1 Investments

Company Expects Strong Q1 2025 Comparable Store Sales Growth of Mid to High-Single Digits

SAVANNAH, GA (March 27, 2025) – Citi Trends, Inc. (NASDAQ: CTRN) (“Citi Trends” or the “Company”), a leading off-price value retailer of apparel, accessories and home trends primarily for African American families in the United States, today announced that its Board of Directors (the “Board”) has elected Kenneth (Ken) Seipel, the Company’s Chief Executive Officer and a member of the Board, as Chairman of the Board, effective April 2, 2025. The Board unanimously voted to elect Mr. Seipel to the newly combined role, recognizing his extensive leadership experience and deep understanding of the Company’s operations. Additionally, the Board appointed David Heath to serve as the Lead Independent Director effective April 2, 2025.

Margaret Jenkins, Chair of the Nominating and Corporate Governance Committee, stated, “Ken brings a wealth of industry expertise and governance experience to this role. His strategic vision and operational leadership will be invaluable as we continue to drive growth and enhance shareholder value.”

Commenting on his appointment, Mr. Seipel said, “I appreciate the Board’s confidence, and I look forward to collaborating with my colleagues to execute Citi Trends’ strategic initiatives and significantly improve shareholder value.”

Additionally, Citi Trends announced the retirement of Peter Sachse from the Board, effective as of April 2, 2025. Mr. Sachse has served Citi Trends in multiple capacities since 2019, including as Interim Chief Executive Officer, Executive Chairman of the Board, and most recently as the Chairman of the Board.

Mr. Seipel acknowledged Mr. Sachse’s contributions, stating, “On behalf of the Company, I would like to thank Peter for his leadership and dedication. His expertise and unwavering commitment have played a pivotal role in guiding Citi Trends. As he embarks on his next endeavors, we extend our best wishes for his continued success.”

The Board also announced the planned retirement of Jonathan Duskin, the Lead Independent Director, Chair of the Board’s Finance Committee and Audit Committee, and a member of the Board’s Compensation Committee, effective as of April 2, 2025. Mr. Duskin, who joined the Board in 2017, will assist with the transitions by serving as a consultant to the Company until September 25, 2025.

Mr. Seipel expressed gratitude for Mr. Duskin’s service, saying, “Jonathan’s strategic financial acumen and high level of engagement have been instrumental in navigating Citi Trends through key phases of growth. We sincerely appreciate his contributions and wish him success in his future endeavors.”

In addition, Citi Trends announced that it will appoint two new directors—Wesley Calvert and Pamela Edwards—to the Board in connection with the Amended and Restated Cooperation Agreement (the “Agreement”) between the Company and Fund 1 Investments, LLC (“Fund 1”). Under the Agreement, Mr. Calvert will be appointed Chair of the Board’s Finance Committee. Ms. Edwards will be appointed Chair of the Board’s Audit Committee.

In connection with the Agreement, Fund 1 has agreed to, among other things, a customary standstill lasting up to two years and voting commitment. The complete Agreement will be filed with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K.

Mr. Seipel commented on the appointments of Mr. Calvert and Ms. Edwards, stating, “We are excited to welcome Wes and Pam to our Board. We believe Wes’ financial and investment expertise in a broad range of industries, and Pam’s consumer brand experience, as well as her extensive career and board financial experience in apparel retailing will be of great value to our Board. Both have deep leadership experience and diverse skills, which will further strengthen our capabilities as a group. Adding Wes and Pam continues a long process of Board refreshment to support our operational effectiveness and long-term strategy.”

Jonathan Lennon, Founder and CIO of Fund 1 and PLP Funds (“PLP”), concluded: “Today's announcement reflects continuous progress in reshaping Citi Trends' Board of Directors. I commend Ken and the Board for the sense of partnership these changes demonstrate. This is the type of aligned, high-quality leadership we can firmly support. While substantial opportunity remains, Citi Trends is making strides to improve shareholder value.”

Following the conclusion of the Company’s 2025 annual meeting of stockholders, the Board will be capped at eight directors for the duration of the Agreement.

About Wesley Calvert

Mr. Calvert is an investment management executive with experience in the financial services industry advising and investing in companies in the consumer, hospitality, media, and industrial sectors.

•	Strategic Equities at PLP Funds
•	Former Founding Partner of The Donerail Group LP
•	Former Senior Analyst at Starboard Value LP
•	Holds a B.B.A. in Accounting and Finance from California Polytechnic State University-San Luis Obispo

About Pamela Edwards

Ms. Edwards is a former Chief Financial Officer with extensive retail, financial, and consumer brand experience.

•	Director of The AZEK Company Inc. and Olaplex Holdings, Inc.
•	Former Director at Hibbett Inc.
•	Former Chair of Audit Committee and Board member for Neiman Marcus Department Stores
•	Former Chief Financial Officer and Executive Vice President of Citi Trends, Inc.
•	Former Chief Financial Officer and Executive Vice President of L Brands, Inc.’s (n/k/a Bath & Body Works, Inc.) Mast Global division
•	NACD Directorship Certified®
•	Holds a M.B.A. from Duke University and a B.S. in Finance from Florida A&M University

Q1 2025 Sales Update

•	Company now expects Q1 2025 comparable store sales to grow mid to high-single digits vs. Q1 2024
•	Expected Q1 comps represent continued momentum from fourth quarter performance and is driven by increased customer traffic and basket size
•	Company views the strong customer response as an indicator that product and service strategies are resonating, which in turn is allowing it to gain market share

About PLP Funds

PLP is a global public and private equity investment partnership primarily focused on the consumer, telecom, media and technology sectors. Led by Jonathan Lennon, the firm has extensive experience investing in the retail sector and invests through various partnerships and accounts. PLP is a registered investment advisor with the SEC.

About Citi Trends

Citi Trends, Inc. (NASDAQ: CTRN) is a leading off-price value retailer of apparel, accessories and home trends primarily for African American families in the United States. The Company operates 591 stores across 33 states. For more information, visit www.cititrends.com or your local store.

Forward-Looking Statements

All statements other than historical facts contained in this news release are forward-looking statements, within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that are subject to material risks and uncertainties. The words “believe,” “may,” “could,” “plans,” “estimate,” “expects,” “continue,” “anticipate,” “intend,” “expect,” “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the SEC. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory); or other factors; changes in market interest rates and market levels of wages; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; impacts of natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand and to manage inventory shrinkage; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; the impact of the cyber disruption we identified on January 14, 2023, including legal, reputational, financial and contractual risks resulting from the disruption, and other risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; changes in market interest rates and market level wages; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building, and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Investor Relations Contact:

Tom Filandro
ICR, Inc. CitiTrendsIR@icrinc.com